UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WPCS INTERNATIONAL INCORPORATED

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On August 6, 2014, WPCS International Incorporated issued a press release. A copy of the press release is set forth below.

WPCS Urges Shareholders to Vote

FOR the Sale of Seattle Operations

Deal would generate over $1.5 Million in working capital

EXTON, PA - (Marketwired – August 6, 2014) - WPCS International Incorporated (NASDAQ: WPCS), which specializes in contracting services for communications infrastructure and the development of a digital currency trading platform, today released a statement urging shareholders to vote on the proposed sale of the assets of the Company’s Seattle Operations (“Seattle Operations”), an important next step in the Company’s continuing restructuring plan.

According to Sebastian Giordano, Interim CEO of WPCS, “As of today, 47.03% of shareholders have voted in favor of the sale of the Seattle Operations. We thank those who have contributed and continue to respectively urge those who have not yet voted in favor of this transaction to please do so, as we need the affirmative vote of 50.01% of shareholders to approve this sale.”

Giordano continued, “Shareholders should be aware that, unfortunately, this extended effort to secure the requisite vote has thus far cost the Company approximately $65,000 in additional proxy solicitation fees and resulted in a $100,000 sales price reduction for failure to close this transaction by July 31, 2014. I cannot overemphasize the critical place this transaction has in the overall plan to restructure, revitalize and reposition the Company for future growth. I am asking that remaining eligible shareholders please vote, “yes” as soon as possible, so we can close this transaction and keep the momentum of the restructuring going in the right direction. Failure to sell Seattle would undermine the progress achieved to-date and could hamper our ability to build shareholder value in the foreseeable future.”

Please call Alliance Advisors LLC directly at (877) 777-8133 to vote your shares and avoid additional solicitation costs.

About WPCS International Incorporated

WPCS operates in two business segments: (1) providing communications infrastructure contracting services to the public services, healthcare, energy and corporate enterprise markets worldwide; and (2) developing a digital currency trading platform. For more information, please visit www.wpcs.com, www.btxtrader.com and www.gocelery.com.

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time. The company's actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward-looking statements.

INVESTOR CONTACT:

Capital Markets Group, LLC

Valter Pinto

PH: (914) 669-0222 or (212) 398-3486

valter@capmarketsgroup.com